UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2026
Space Exploration Technologies Corp.
(Exact name of registrant as specified in its charter)

Texas	001-43344	01-0627671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Rocket Road Starbase, TX 78521 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (310) 363-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	SPCX	The Nasdaq Stock Market LLC
Class A common stock, par value $0.001 per share	SPCX	Nasdaq Texas, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
In connection with the closing of the Space Exploration Technologies Corp. (the “Company”) initial public offering (the “IPO”), approximately 103 million outstanding shares of Series Preferred Stock (as that term is defined in the A&R Certificate of Formation) converted into issued Class A common stock, par value $0.001 per share (the “Class A Common Stock”), or issued Class B common stock, par value $0.001 per share (the “Class B Common Stock”), on June 15, 2026, pursuant to the A&R Certificate of Formation (as that term is defined below). Shares of Low Vote Preferred Stock (as that term is defined in the A&R Certificate of Formation) converted into shares of Class A Common Stock, and shares of High Vote Preferred Stock (as that term is defined in the A&R Certificate of Formation) converted into shares of Class B Common Stock. The conversion of the Series Preferred Stock into common stock was consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Space Exploration Technologies Corp. Amended and Restated 2024 Equity Incentive Plan
In connection with the IPO, the board of directors of the Company (the “Board”) adopted the Company’s Amended and Restated 2024 Equity Incentive Plan (the “A&R 2024 Plan”). As of the date of adoption, 300,894,150 shares of Class A Common Stock remain available for issuance under the A&R 2024 Plan pursuant to awards of stock options (which may either be incentive stock options or nonstatutory stock options), restricted stock, restricted stock units, and other equity awards, in each case, in accordance with the terms determined by the Board or its designee.
The description of the foregoing is qualified in its entirety by reference to the complete terms and conditions of the A&R 2024 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Space Exploration Technologies Corp. Second Amended and Restated 2017 Employee Stock Purchase Plan
In connection with the IPO, the Board adopted the Second Amended and Restated 2017 Employee Stock Purchase Plan (the “Second A&R ESPP”) to encourage and enable eligible employees to acquire an interest in the Company through the ownership of Class A Common Stock. As of the date of adoption, 24,026,920 shares of Class A Common Stock remain available for issuance under the Second A&R ESPP.
The description of the foregoing is qualified in its entirety by reference to the complete terms and conditions of the Second A&R ESPP, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the completion of the IPO, the Company amended and restated its Certificate of Formation (the “A&R Certificate of Formation”), further amended the A&R Certificate of Formation through the Certificate of Amendment to A&R Certificate of Formation (the “Amendment to A&R Certificate of Formation”), and amended and restated its Bylaws (the “Amended and Restated Bylaws”). The A&R Certificate of Formation became effective on June 15, 2026, at 12:01 a.m. Central Time. The Amendment to A&R Certificate of Formation became effective upon the closing of the IPO on June 15, 2026. The Amended and Restated Bylaws became effective upon the effectiveness of the A&R Certificate of Formation.
In addition, on June 15, 2026, immediately after the Amendment to the A&R Certificate of Formation became effective, the Company filed the Restated Certificate of Formation, which restated the A&R Certificate of Formation to reflect the Amendment to A&R Certificate of Formation, with the Texas Secretary of State. The Restated Certificate of Formation became effective on June 15, 2026 and constitutes the certificate of formation of the Company in effect from and after that date.

A description of the material terms of the Restated Certificate of Formation and the Amended and Restated Bylaws can be found in the section of the Company’s registration statement on Form S-1 (File No. 333-296070) (as amended, the “Registration Statement”) entitled “Description of Capital Stock,” and is incorporated herein by reference. The descriptions of the Restated Certificate of Formation and the Amended and Restated Bylaws are qualified in their entirety by reference to the complete terms and conditions of the Restated Certificate of Formation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
The Company will announce material information, including with respect to its quarterly and annual financial results and other material developments affecting the Company, to the public primarily through the investor relations page on its website (www.spacex.com) and its X account (@SpaceX). The Company does not intend to release quarterly or annual financial results or other material news through wire distribution services, such as Business Wire, PR Newswire, or similar services. As such, the Company encourages members of the investment community, the media, and others to follow the channels listed above and to review the information disclosed through such channels. The Company will also disclose the relevant information in its SEC filings as required under the applicable SEC rules. If the Company changes or supplements its intended disclosure channels in the future, the Company will provide notice of such change on the investor relations page of the Company’s website at www.spacex.com prior to, or contemporaneously with, the use of any new or additional channels for purposes of disseminating material disclosures.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events
On June 15, 2026, the Company completed its IPO of 638,888,888 shares of the Company’s Class A Common Stock, at an offering price of $135.00 per share, which includes the exercise in full by the Underwriters (as defined below) of their option to purchase from the Company an additional 83,333,333 shares of Class A Common Stock, pursuant to the Registration Statement. The IPO included, in addition to the public offering of the Class A Common Stock in the United States, public offerings of the Class A Common Stock in Australia, certain provinces and territories of Canada, certain member states of the European Economic Area, Japan, Switzerland, and the United Kingdom (including in the form of Computershare depositary interests) as described in the Registration Statement (such offerings in non-U.S. jurisdictions, collectively, the “Global Offering”).
As described in the Registration Statement, the Company intends to use the net proceeds from the IPO to fund its growth strategy, including the expansion of the Company’s AI compute infrastructure, enhancements to the Company’s launch infrastructure and launch vehicles, increases in the scale and capacity of the Company’s satellite constellations, and any remaining amounts for general corporate purposes.
Underwriting Agreement
On June 11, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), and Deutsche Bank Aktiengesellschaft, relating to the offer and sale of the Class A Common Stock in the IPO.
The Underwriting Agreement contains customary representations and warranties, covenants, closing conditions and termination provisions, including provisions solely relating to the various jurisdictions involved in the Global Offering. The Company has agreed to indemnify the Underwriters and certain persons related to the Underwriters against certain liabilities, including liabilities arising under the Securities Act and certain liabilities relating to the directed share program described in the Registration Statement and the Global Offering, and to contribute to payments that the Underwriters may be required to make in respect of certain such liabilities.
The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of June 11, 2026, by and among Space Exploration Technologies Corp. and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and Deutsche Bank Aktiengesellschaft.*

3.1	Restated Certificate of Formation of Space Exploration Technologies Corp.

3.2	Amended and Restated Bylaws of Space Exploration Technologies Corp.

10.1
Space Exploration Technologies Corp. Amended and Restated 2024 Equity Incentive Plan (incorporated by reference as Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 12, 2026)

10.2
Space Exploration Technologies Corp. Second Amended and Restated 2017 Employee Stock Purchase Plan (incorporated by reference as Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 12, 2026)

___________
*Certain of the schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to provide a copy of all omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Space Exploration Technologies Corp.

Date: June 15, 2026	By: /s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer